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Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "EXPERTS" and "SELECTED FINANCIAL DATA" and to the use of our report dated April 13, 2000 (except for Note 14, as to which the date is May 23, 2000 and except for Note 2, as to which the date is October 16, 2000) in the Registration Statement (Form S-1) and the related Prospectus of YellowBrix, Inc. (formerly NewsReal, Inc.) dated on or about October 20, 2000.



                                                          /s/ Ernst & Young LLP


McLean, Virginia
October 20, 2000